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                                                                    EXHIBIT 4.2



                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                                       OF
                             E-Z SERVE CORPORATION



1.       PURPOSE OF PLAN.

         This 1994 Stock Option Plan (the "Plan") is intended to act as an incentive (a) to retain key management employees of E-Z Serve Corporation (the "Company") and its Affiliates (as defined below), (b) to stimulate the active interest of such persons in the development and financial success of the Company, and (c) to provide a financial benefit to such persons at the same time as the stockholders of the Company receive financial consideration based on certain events as set forth herein. The options issued pursuant to this Plan (the "Options") are not intended to qualify as incentive stock options ("nonqualified stock options") under Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

2.       ADMINISTRATION OF PLAN

         (a) The Board of Directors shall appoint and maintain as administrator of this Plan the Compensation Committee (the "Committee") which shall consist of at least two members of the Board of Directors, each of whom shall be a "nonemployee director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each member of the Committee shall serve at the pleasure of the Board of Directors of the Company ("Board").

         (b) The Committee shall administer the Plan in accordance with its terms as in effect from time to time and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. The Committee is authorized to make any and all decisions and determinations as it may, in its discretion, determine to make under or with respect to the Plan. Any such decision or determination by the Committee shall be conclusive and binding upon all persons. The Committee may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as it shall deem necessary or advisable to carry out the purpose of the Plan. The Committee shall have all powers necessary or appropriate to accomplish its duties under the Plan.
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         (c)  The Committee shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                 (i) to determine all questions relating to the eligibility of key employees to participate or remain eligible to participate hereunder;

                 (ii)     to grant Options pursuant to this Plan;

                 (iii) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are not inconsistent with the terms hereof; and

                 (iv) to assist any employee regarding his rights, benefits, or elections available under the Plan.

         (d) The Committee shall keep or cause to be kept all books of account, records, and other data (not including the general accounting records of the Company) that may be necessary for proper administration of the Plan.

         (e) All decisions and selections made by the Committee pursuant to the provisions of this Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority at a meeting duly held.

3. DEFINITIONS. For purposes of this Plan, the following definitions shall apply:

         (a) "Affiliates" means any Parent of the Company and any Subsidiary of the Company within the meaning of Sections 424(e) and
         (f) of the Code, respectively.

         (b)     "Cause" shall mean:

                 (i) for an Optionee who is not a Senior Executive, an Optionee's actual fraud, gross negligence or willful or wanton misconduct in the course of his employment by the Company or any of its Affiliates; or

                 (ii) for an Optionee who is a Senior Executive, a Senior Executive's (a) actual fraud, gross negligence or willful or wanton misconduct in the course of his employment by the Company or any of its Affiliates, (b) fraud, embezzlement or other material dishonesty with respect to the Company or




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                 any of its Affiliates, (c) conviction of, or a plea of nolo contendere to, a felony, (d) conduct that is materially harmful to the business, interest or reputation of the Company, (e) intentional failure to comply with any material instructions of the Board contained in a duly adopted resolution of the Board, or (f) failure to devote, other than by reason of disability, such of the Senior Executive's entire time, attention, business judgment, skill, energies and business efforts to his duties as an executive of the Company as are reasonably necessary to carry out his duties.

         (c) "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

         (d) "Senior Executive" shall mean any of the senior executive officers of the Company identified in a specific resolution of the Committee to be included within the definition of this term.

         (e) "Senior Executive Termination" shall mean (i) a Senior Executive's permanent disability, as determined in the sole discretion of the Committee, or death, (ii) the termination of a Senior Executive's employment by the Company for reasons other than for Cause, or (iii) a Senior Executive's voluntary termination of employment within 90 days after a significant diminution of both the Senior Executive's responsibility and base salary by the Company.

         (f)     "Fair Market Value" shall be determined as follows:

         First, determine the average (mean) price for each of the thirty days preceding the date of determination on which the Common Stock traded as follows:

                 (i) the reported "high" and "low" sales price of the Common Stock as reported in The Wall Street Journal's American Stock Exchange Composite Transactions listing (corrected for obvious typographical errors),

                 (ii) if the Common Stock is not reported in such listing, then the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which the Common Stock is listed or traded,

                 (iii) if the Common Stock is not listed or traded on any national securities exchange, then the reported "high" and "low" sales prices for the Common





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                 Stock in the over-the-counter market, as reported on the
                 National Association of Securities Dealers Automated Quotations System, or,

                 (iv) if such prices shall not be reported thereon, the closing bid and asked prices so reported, or, if such prices shall not be reported, then the closing bid and asked prices reported by the National Quotation Bureau Incorporated;

         Second, the relevant thirty-day average determined pursuant to clause
         (i), (ii), (iii) or (iv) above shall then be multiplied by the total number of shares of Common Stock traded on each date used to determine such average (the "Value of Shares Traded Daily"); and

         Third, the Value of Shares Traded Daily for each of the thirty days shall be added together and the sum shall be divided by the total number of shares of Common Stock traded during the thirty days, which result shall be the Fair Market Value.

4.       DESIGNATION OF PARTICIPANTS.

         The persons eligible for participation in this Plan as recipients of Options shall be such key employees of the Company or its Affiliates as designated by the Committee. A person who has been granted an Option hereunder ("Optionee") may be granted an additional Option or Options, if the Committee shall so determine.

5.       STOCK RESERVED

         Subject to adjustment as provided in Section 10, a total of 8,000,000 shares ("Stock") of Common Stock shall be subject to this Plan. The shares of Stock subject to this Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the expiration of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan and the expiration, exercise or lapse of all Options granted hereunder, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any Option expire or be canceled prior to its exercise, the shares theretofore subject to such Option may again be subject to an Option under this Plan.





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6.       OPTION PRICE

         The purchase price of each share of Stock subject to an Option granted under this Plan prior to September 17, 1996 shall be $0.40. The purchase price of each share of Stock subject to an Option granted under this Plan after September 17, 1996 shall be determined by the Committee prior to granting the Option, which may be any amount the Committee shall determine in its sole discretion.

7.       OPTION AND SALE PERIOD

         No Options may be granted after December 31, 1997. Each Option granted under this Plan shall terminate and be of no force and effect with respect to any Stock not purchased upon exercise by the Optionee upon the expiration of ten years from the date of granting of such Option or such earlier date as the Committee, in its sole discretion, may prescribe at the date of grant. In addition, any Stock purchased upon exercise of an Option but unable to be sold pursuant to the terms of this Plan before the expiration of ten years from the date of granting of the Option under which such Stock was purchased shall be repurchased by the Company at the purchase price paid per share by the Optionee as soon as practicable after such expiration date.

8.       VESTING OF OPTIONS.

         Each Option granted under this Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the express terms and conditions stated in this Plan and to such other terms and conditions as the Committee may deem appropriate, including, but not limited to terms and conditions related to the ability of an Optionee to exercise an Option and sell any Stock purchased upon exercise of an Option. The Committee may provide in the option agreement that an Option may be exercised in whole, immediately, or is to be exercisable in increments. As of September 17, 1996, all options outstanding under this Plan shall be fully vested and exercisable, subject to approval of such vesting by the stockholders of the Company at any time prior to September 17, 1997. All Options granted subsequent to September 17, 1996 shall be fully vested and exercisable upon grant.

9.       EXERCISE OF OPTIONS.

         (a) Options may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.





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         (b)     In the event of termination of employment of an Optionee
         (other than in the case of a Senior Executive Termination) for any reason other than death or permanent disability, an Option may be exercised only with respect to the number of shares of Stock that could be sold (pursuant to Section 12 hereof) and any Options with respect to shares of Stock that could not be sold (pursuant to Section
         12) at that time shall lapse, unless the Committee shall otherwise approve on a case by case basis; provided, that if the termination of employment was for Cause, all Options held by such Optionee shall be forfeited upon the termination of employment, and no exercise of the Option shall be permitted; and provided further, that if the termination was not for Cause, the Optionee must exercise the Options (and such exercise may be made only to the extent that the underlying Stock may be sold pursuant to Section 12) within 60 days of the termination of employment at which time any unexercised Options shall be forfeited, unless the Committee shall otherwise approve on a case by case basis. Whether or not a termination of employment is for Cause shall be determined in the sole discretion of the Committee.

         (c) In the event of the death or permanent disability (whether or not someone is permanently disabled shall be determined in the sole discretion of the Committee) of an Optionee (other than a Senior Executive) following the date of grant of any Option and while in the employ of the Company or any of its Affiliates, and while Options granted hereunder are still in force and unexpired under the terms of
         Section 7, the entire Option (except for the portion of the Option for which shares of Stock subject to the Option held by such Optionee could, if the Option had been exercised, be sold at such time due to the provisions of Section 12) shall be forfeited except for a portion of the Option to acquire a number of shares of Stock equal to AxB, where:

                 A = the number of shares of Stock subject to the Option granted to the Optionee that, if the Option had been exercised by the Optionee prior to his death or permanent disability, could not have been sold pursuant to Section 12

                 B = the number of months elapsed (but not greater than 60) from January 1, 1993, until Optionee's death or permanent disability divided by 60.

         (d) The purchase price of the shares of Stock as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable in cash (including certified check, bank draft and postal or express money order payable to the order of the Company).





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         The Committee may, in its discretion and to the extent permitted by the laws of the State of Delaware, determine to permit the holder of an Option to satisfy the purchase price of the shares as to which an Option is exercised by delivery of the Option holder's promissory note, such note to be subject to such terms and conditions as the Committee may determine. The Committee may, in its discretion and to the extent permitted by the laws of the State of Delaware, determine to cause the Company to lend to the holder of an Option funds, on such terms and conditions as the Committee may determine to be appropriate, sufficient for the holder of an Option to pay the purchase price of the shares as to which an Option is to be exercised. No holder of an Option shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

         (e) Within 60 days of a Senior Executive Termination, the Company will provide to the Senior Executive an offer to pay the Senior Executive an amount payable in cash in exchange for the Senior Executive's relinquishment of all of such Senior Executive's Options. Within 30 days of the Senior Executive's receipt of the Company's offer, the Senior Executive, or his heirs or legal representatives in the event of death or disability, must exercise one of the following alternatives:

                 (i) Accept the Company's offer and relinquish the Senior Executive's Options for the cash amount offered; or

                 (ii) In lieu of purchasing the shares of Stock subject to purchase under the Options, relinquish the Options for a number of shares of Common Stock to be determined as follows: the number of shares of Common Stock issuable pursuant to such relinquishment shall be a number equal to the quotient obtained by dividing the Appreciated Value by the Stock Value (both as defined below); or

                 (iii) Continue to hold the Options and exercise them prior to the earlier of five years from the date of the Senior Executive Termination or such earlier date as the period for exercise of the Options would end pursuant to the terms of the Plan.

As used in this Section 9, "Appreciated Value" shall mean the excess of (i) the Stock Value times the number of shares of Common Stock covered by the Options over (ii) the purchase price for each share specified in such Options times the number of shares of Common Stock





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covered by the Options.  As used in this Section 9, "Stock Value" of a share of
Common Stock shall mean (i) on a consolidated basis, the sum of (x) the Company's earnings before interest, taxes, depreciation and amortization for the four reported fiscal quarters prior to the date of the Senior Executive Termination (the "Period") multiplied by 6, plus (y) the Company's average cash during the Period, minus (z) the Company's average debt during the Period, (ii) divided by the average number of shares of Common Stock outstanding during the Period.

10.      STOCK DIVIDENDS, STOCK SPLITS AND CERTAIN OTHER CORPORATION
         TRANSACTIONS

         (a) The existence of this Plan and Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or preferred or preference stocks ranking prior to or affecting the Common Stock or the rights attendant thereto, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) The shares with respect to which Options may be granted hereunder are shares of Common Stock of the Company as presently constituted. If, and whenever, prior to the delivery by the Company of all of the shares of the Stock which are subject to Options granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, a stock split, a combination of shares, a recapitalization or other increase or reduction of the number of shares of Common Stock outstanding without receiving consideration therefor in money, services or property, the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which Options granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

         (c) If the Company is reorganized, merged or consolidated or is otherwise a party to a plan of exchange with another corporation pursuant to which reorganization, merger, consolidation or plan of exchange the holders of Common Stock receive any





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         shares of Common Stock or other securities or if the Company shall distribute ("Spin Off") securities of another corporation to the holders of Common Stock, there shall be substituted for the shares subject to the unexercised portions of outstanding Options an appropriate number of shares of (i) each class of stock or other securities which were distributed to the holders of Common Stock in respect of such shares in the case of a reorganization, merger, consolidation or plan of exchange, or (ii) in the case of a Spin Off, the securities distributed to the holders of Common Stock together with shares of Stock; provided, however, that all such Options may be canceled by the Company as of the effective date of (x) a reorganization, merger, consolidation, plan of exchange or Spin Off or
         (y) any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase for a period of at least thirty days during the sixty days next preceding such effective date of all of the shares subject to such outstanding exercisable Options; and provided further that in the event of a Spin Off, the Company may, in lieu of substituting securities or accelerating and canceling Options as contemplated above, elect (i) to reduce the purchase price for each share of Stock subject to an outstanding Option by an amount equal to the fair market value (as determined by the Board) of the securities distributed in respect of each outstanding share of Common Stock in the Spin Off or (ii) to reduce proportionately the purchase price per share and to increase proportionately the number of shares of Stock subject to each Option in order to reflect the economic benefits inuring to the holders of Stock as a result of the Spin Off.

         (d) Except as hereinbefore expressly provided the issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options granted hereunder.

11.      PURCHASE FOR INVESTMENT

         Unless the Options and shares of Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his





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own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12.      SALE OF COMMON STOCK AFTER EXERCISE OF OPTION.

         Upon the exercise of an Option by an Optionee in accordance with
Section 9(d) of this Plan, the Company shall deliver to the Optionee certificates for the number of shares of Common Stock with respect to which such Option has been so exercised, issued in the name of the Optionee; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the Optionee's last known address. Once delivery of the shares of Common Stock have been deemed delivered to the Optionee, the Optionee may sell, pledge, hypothecate or otherwise encumber (for purposes of this Plan, any such act referred to as a "sale" or being "sold") such shares of Common Stock purchased through the exercise of an Option only as follows:

         (a) Persons Entitled to Sell. Stock may be sold solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.

         (b) Secondary Offering. Upon the consummation of each underwritten public offering of Common Stock pursuant to a registration statement wherein the aggregate net proceeds (after deducting all costs, discounts, commissions and other expenses of the offering) to the Company's stockholders are at least $10,000,000 ("Secondary Offering"), then:

                 (i) a percentage of all Stock subject to this Plan (on a pro rata basis per Option granted under this Plan) shall be able to be sold equal to a ratio determined by the number of shares of Common Stock sold in the Secondary Offering divided by the number of outstanding shares of Common Stock, on a fully diluted basis, existing prior to the Secondary Offering; and

                 (ii) regardless of any previous ability to sell due to a previous offering under this clause (b), a percentage of all remaining shares of Stock shall be able to be sold on the last day of each month from the effective date of the Secondary Offering until December 1997 equal to the number of months that have elapsed since the effective date of the registration statement divided by the total number of months between the effective date of the registration statement and December 31, 1997; provided, that if no Secondary Offering





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                 has occurred prior to December 31, 1997, all shares of Stock shall be able to be sold upon the consummation of any Secondary Offering occurring after such date.

         (c) Private Sale of Common Stock. Upon each transfer or series of related transfers in a private transaction which would have the effect of transferring to any transferee or group (as defined for purposes of Section 13(d)(3) of the Exchange Act of persons beneficial ownership (as defined in Rule 13(d)(3) of the Exchange Act) of a number of shares of Common Stock that, in the aggregate is equal to or greater than 10% of the then outstanding shares of Common Stock on a fully diluted basis, a number of shares of all Stock subject to this Plan (on a pro rata basis per Option granted under this Plan) shall be able to be sold equal to the number of shares of Common Stock transferred multiplied by 9%; provided, however, that shares of Stock purchased or purchasable through the exercise of an Option may not be sold by the Optionee upon any transfer to:

                 (i) a person or entity who is the beneficial owner (as defined in Rule 13(d)(3) of the Exchange Act) of 5% or more of the Common Stock on the Effective Date (as defined below), or

                 (ii) any person or entity controlling, controlled by or under common control with any person or entity who is the beneficial owner of 5% or more of the Common Stock on the Effective Date. For purposes of this clause (ii), "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the direct or indirect possession of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

         (d) Asset Sale. Upon the sale of all or substantially all of the assets of the Company or its subsidiary E-Z Serve Convenience Stores, Inc. (or whichever Affiliated subsidiary holds substantially all of the assets related to the Company's convenience store business), 100% of the Stock purchased or purchasable through the exercise of an Option may be sold by the Optionee.

         (e) Senior Executive Termination. Upon a Senior Executive Termination, 100% of the applicable Senior Executive's Stock purchased through the exercise of an Option may be sold by such Senior Executive without restriction under this Plan.





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         (f)     Termination other than Senior Executive Termination.  In the event of termination of employment of an Optionee (other than in the case of a Senior Executive Termination) for any reason other than death or permanent disability, Stock purchased upon exercise of an Option may be sold only with respect to the number of shares of Stock able to sold at the time of such termination pursuant to Sections 12(b), (c) or (d). Any shares of Stock purchased upon exercise of an Option and not able to be sold at the time of termination shall be repurchased by the Company at the purchase price paid per share by such Optionee as soon as practicable, unless the Committee shall otherwise approve on a case by case basis; provided, that if the termination of employment was for Cause, all shares of Stock held by such Optionee shall be purchased by the Company at the purchase price paid per share by such Optionee as soon as practicable and no sale of the Stock to anyone other than the Company shall be permitted. Whether or not a termination of employment is for Cause shall be determined in the sole discretion of the Committee.

         (g) Death or Disability. In the event of the death or permanent disability (whether or not someone is permanently disabled shall be determined in the sole discretion of the Committee) of an Optionee (other than a Senior Executive) following the date of grant of any Option and while in the employ of the Company or any of its Affiliates, and prior to such time as 100% of the Stock may be sold, the Company shall repurchase any shares of Stock purchased by an Optionee upon exercise of an Option that are unable to be sold due to the provisions of Section 12, at the purchase price paid per share by such Optionee as soon as practicable except for such number of shares of Stock equal to CxD, where:

                 C = the number of shares of Stock subject to the Option purchased by the Optionee that were not able to be sold by the Optionee prior to his death or permanent disability due to the provisions of Section 12

                 D = the number of months elapsed (but not greater than 60) from January 1, 1993, until Optionee's death or permanent disability divided by 60.

Any shares of Stock that are unable to be sold and may be retained by the Optionee in accordance with this clause (g) shall continue to be subject to the limitation on the ability to sell such shares of Stock in accordance with the provisions of this Plan while held by the persons entitled thereto in clause
(a) of this Section 12.

13. LEGEND. All certificates representing Stock issued upon exercise of Options shall be endorsed on the reverse side thereof substantially as follows:





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                 BY THE TERMS OF THE AMENDED AND RESTATED 1994 STOCK OPTION
         PLAN OF THE COMPANY, CERTAIN RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE. THE COMPANY WILL FURNISH A COPY OF SUCH PLAN TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

The Company shall also inform the transfer agent of the Common Stock to place stop transfer instructions with respect to such shares of Stock in the Common Stock transfer records for such purpose. Upon the occurrence of any event listed in Section 12, an Optionee may request the Company and the transfer agent for the Common Stock to remove such legend from the certificate representing the applicable number of shares of Stock.

14.      TAXES

         The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under this Plan.

15.      EFFECTIVE DATE OF PLAN

         This Plan shall be effective as of February 9, 1994 ("Effective
Date").

16.      AMENDMENT OR TERMINATION

         The Board of Directors may amend, alter or discontinue this Plan, except that no amendment or alteration shall be made which would impair the rights of any Optionee under any Option theretofore granted, without his consent, and except that no amendment or alteration shall be made which, without the approval of the stockholders, would:

         (a) Increase the total number of shares reserved for the purposes of this Plan or decrease the Option price provided for in Section 6, except in each case as provided in Section 10, or change the class of employees eligible to participate in this Plan as provided in Section 4;

         (b)     Extend the Option period provided for in Section 7;

         (c) Materially increase the benefits accruing to Optionees under this Plan; or





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         (d)     Materially modify the requirements as to eligibility for
         participation in this Plan.

17.      GOVERNMENT REGULATIONS

         This Plan, and the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.      STOCKHOLDER APPROVAL.

         All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan at the 1994 Annual Meeting of Stockholders, or at a special meeting of stockholders called for that purpose prior to the 1994 Annual Meeting, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat, or by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote; provided that if such approval by the stockholders of the Company is not forthcoming, all Options previously granted under this Plan shall be void.

19.      NOT A CONTRACT.

         The Plan shall not be deemed to constitute a contract between the Company and any employee or to be a consideration or an inducement for the employment of any employee. No part of any employee's payments under the Plan shall be used as a basis for calculation of retirement or any other benefits to which such employee might be entitled under any other benefit plans which are or may in the future be in place at the Company. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any employee at any time regardless of the effect which such discharge shall have upon him as a participant of the Plan.

20.      INDEMNIFICATION.

         In the event any claim, suit or proceeding is brought regarding the Plan established hereunder to which the Committee, or any member thereof, or any person or agent acting for or at the instruction or request of the Committee, may be a party, the Committee and such members, persons or agents shall be entitled to be reimbursed by the Company for any and





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all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

21.      COMPANY RECORDS.

         No person shall, as a result of the existence of the Plan or such person's participation therein, be entitled to review or have access to the Company's books and records.

22.       MISCELLANEOUS.

         The headings of the Sections herein are inserted only for convenience of reference and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Any reference herein to the masculine gender includes the feminine gender and any singular or plural reference includes the other where the context requires.

ATTEST:                                     E-Z SERVE CORPORATION


/s/ JOHN T. MILLER                              By: /s/ NEIL H. McLAURIN
----------------------------------              -------------------------------
    John T. Miller                                      Neil H. McLaurin
    Senior Vice President                               President





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